AMENDED AND RESTATED LEASE

PARTIES

         This Amended and Restated Lease is made this 21st day of November, 2002, between Robb Reinhold, Reed Reinhold, and Rena Qualls, d/b/a SOS Properties, successors in interest to Richard D. and Sandra Reinhold as Lessor and SOS Staffing Services, Inc., formerly known as SOS Services, Inc., as Lessee.

         The Parties are currently the parties to that certain lease (the "Lease") dated April 1, 1995 regarding the property, which is subject of this Amended and Restated Lease. The Parties desire to amend and restate the Lease as set forth herein.

         Lessor does hereby lease to Lessee and Lessee hereby hires from Lessor that certain building consisting of approximately 16,437 square feet and the building's appurtenant property (hereinafter called "Premises") said premises being located at 1415 South Main Street, Salt Lake City, Utah, 84115, and more particularly described as follows: All of Lots 4 through 10, Block 2, South Main Addition, Plat A as recorded in the Salt Lake County Recorder's Office.

         Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and the Lessee covenants to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Amended and Restated Lease is made upon the conditions of such performance.

1. PURPOSE. The premises are to be used for the conduct of general offices and such other uses as are compatible or necessary thereto and for no other purpose without the written consent of Lessor.

2. TERM AND POSSESSION. The term of this Amended and Restated Lease shall commence on December 1, 2002 and the term shall be for a period of Sixteen (16) Months and shall expire on March 31, 2004 (the "Termination Date"). The Parties acknowledge that Lessee is currently in possession of the Premises pursuant to the Lease. Lessee shall have the option to extend the Term of this Amended and Restated Lease as more particularly set forth in Section 5 hereof.

3. RENT. Lessee shall pay as base annual rent on the leased premises during the term hereof the amount set forth on the schedule below, with one-twelfth (1/12) of said amount to be paid each month. Lessee shall pay in advance one-twelfth (1/12) of the annual rent specified in this Section 3. Each rental payment or other sum required to be paid by Lessee under this Amended and Restated Lease shall be delivered to Lessor at 8627 South Harvard Park Drive, Sandy, Utah 84094, or to such other address as Lessor may hereafter designate in a written notice given to Lessee. Any installment of rent, other sum, or any portion or such installment or sum required under this Amended and Restated Lease to be paid by Lessee which has not been paid within fifteen calendar (15) days after the due date thereof, shall whether or not demand therefore is made, or notice of default is given, bear interest at the rate of ten percent (10%) per annum from the due date thereof until paid in full. In addition thereto, Lessor may charge a sum equal to five percent (5%) of each unpaid amount as a service fee to compensate Lessor for the additional time and expense necessitated in the handling of delinquent payments.

The rental schedule for base rent is as follows:

October 1, 2002 through March 31, 2003:
                  $  93,391.20       per year payable at the rate of
                  ------------------
                  $   7,782.60       on or before the first day of each month.
                   ---------------

April 1, 2003 through March 31, 2004:
                  $  98,060.76       per year payable at the rate of
                   ----------------
                  $   8,171.73       on or before the first day of each month.
                   -----------------

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4. REAL PROERTY TAXES AND ASSESMENTS.  For the 2002 calendar year, Lessee agrees to pay Lessor $2,476.00 as Additional Rent for the premises for the real property taxes and assessments for such year. For the 2003 calendar year and each successive calendar year during the Term of this Amended and Restated Lease, including any extension of the Term as provided in Section 5 hereof, Lessee agrees to pay to the Lessor as additional rent an amount equal to the entire Real Property Taxes and Assessments for the Premises for such year; provided, however, if the Term expires during the year, Lessee shall pay Lessor an amount equal to the real property taxes and assessments for the Premises multiplied by the number of months during the tax year this Amended and Restated Lease is in effect divided by twelve (12). For example, if this Amended and Restated Lease terminates on March 31 of a given year, Lessee would by 3/12 of the Real Property Taxes and Assessments for the year in which this Amended and Restated Lease terminates.

         Commencing with the 2003 calendar year, Lessor shall provide Lessee a copy of any real property tax and assessments within a reasonable amount of time from Lessor's receipt thereof, but in no event later than would prejudice Lessee's right to contest the amount of the real property tax or assessments. Lessor agrees that Lessee, at Lessee's sole cost and expense, may contest any real property tax or assessment. Lessee shall pay Lessor each year's assessment no later than fifteen (15) days prior to the due date of such taxes. Lessee shall pay its 2002 payment in connection with its December 2002 rent payment.

5. OPTION TO EXTEND TERM. Lessor hereby grants Lessee three successive three-year options to extend the Term of this Amended and Restated Lease. Each option shall be exercisable by the Lessee by giving written notice of its intent to extend the term. Such notice shall be delivered to Lessor not less than 120 days nor more than 240 days from the Termination Date or any extension thereof. In other words, Lessee shall have the option to extend the Termination Date of this Amended and Restated Lease from March 31, 2004 to March 31, 2007, then March 31, 2010, and then March 31, 2013. If any such option is exercised, base rent for each additional lease year shall be increased effective on April 1 of each such year by a percentage increase equal to the percentage increase in the Consumer Price Index plus one percent (1%), but in no event more than five percent (5%) for any given year. Consumer Price Index means the Consumer Price Index for All Urban Consumers - U.S. City Average - All Items as published by the United States Bureau of Labor Statistics or any successor agency or any other index hereinafter employed by the Bureau of Labor Statistics in lieu of said index. Base rent shall continue to be payable monthly under the terms and conditions set forth in Section 3 of this Amended and Restated Lease.

6. USES PROHIBITED. Lessee shall not do or permit anything to be done in or about the premises nor being or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the building, or any of its contents or cause a cancellation of any insurance policy covering said building or any part thereof or any of its contents. Lessee shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other Lessees or occupants of the building or injure or annoy them or use or allow the premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain, or permit any nuisance in, on or about the premises. Lessee shall not commit or suffer to be committed any waste in or upon the premises.

7. COMPLIANCE WITH LAW. Lessee shall not use the premises or permit anything to be done in or about the premises which will in any way conflict with any law, statute or ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the premises excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

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

8. ALTERATIONS. During the Term, Lessee shall have the right to make non-structural alterations, additions and improvements to the premises, including but not limited to, the installation of partitions, carpeting, light fixtures, window hangings, wall hangings, furniture, and trade fixtures (the "Improvements"); provided, in no event shall Lessee make such alterations or improvements without first obtaining Lessor's prior approval of the proposed improvement, which consent shall not be unreasonably withheld. Lessee may contract with a third party or Lessor for the construction of such improvements; provided, Lessor shall have the right to approve any such third party contractor, which approval shall not be unreasonably withheld.

           Upon the expiration or termination of the Amended and Restated Lease, Lessee shall have the right to remove all improvements owned by it, which are not attached or affixed to the premises.

9. REPAIRS AND DAMAGES. By entry hereunder Lessee accepts the premises as being in good, sanitary order, condition and repair. Lessee shall, upon expiration or sooner termination of the term hereof, surrender the premises to Lessor in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. It is specifically understood and agreed that Lessor has no obligation and has made no promises to any part thereof and that no representations respecting the condition of the premises or the building of which the premises are a part have been made by Lessor to Lessee as specifically herein set forth.

10. ABANDONMENT. Lessee shall not vacate or abandon the premises at any time during the term, and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law or otherwise.

11. LIENS. Lessee shall keep the premises and the property in which the premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee.

12. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet the said premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by another person shall not be construed as consent for future assignment, subletting, occupation or use by another person. Notwithstanding anything herein to the contrary, no assignment or subletting shall be allowed if the intended use of the premises shall be for other than general office use consistent with a professional office building. Any such assignment or subletting without such consent shall be void, and shall at the option of Lessor, terminate this Lease. Any sublease or assignment agreed to by Lessor shall in no way relieve Lessee of responsibility of making rent payments to Lessor in the event of a default by the assignee or sublessee in making their rent payments for the term of the original lease or any extension thereof. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Lessee by operation of law, without the written consent of Lessor.

13. INDEMNIFICATION OF LESSOR. Lessor shall not be liable to Lessee, and Lessee hereby waives all claims against Lessor, for any injury or damage to any person or property in or about the premises by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the premises or the building, or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the premises of the building or any part thereof, Lessee shall hold Lessor harmless from any and all claims or liability from injury or damage to any person or property whatsoever: (1) occurring in or about the premises or any part thereof and (2) occurring in or about any facilities without prejudice to the generality of the term, facilities, stairways, passageways, hallways, and parking areas, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Lessee, its agents, servants, employees or invitees.

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

14. INSURANCE. Lessee agrees during the term hereof to carry public liability insurance covering the premises in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for injury and/or death to any one person and One Million Dollars ($1,000,000.00) for injury and/or death to any number of persons in any one accident, and property damage insurance in an amount of Five Hundred Thousand Dollars ($500,000.00) in the name of Lessee (with Lessor named as an additional insured), to pay the premiums therefor and to deliver said policies or certificates thereof to Lessor, and the failure of Lessee either to affect said insurance in the names herein called for, or to permit Lessor to procure said insurance, or to pay the requisite premiums therefor or to deliver said policies or certificates or duplicates thereof to Lessor, shall permit Lessor to procure said insurance and pay the requisite premiums therefor, which premiums shall be repayable to Lessor with the next installment of rent. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Lessor that it will give Lessor no fewer than ten (10) days' written notice before the policy or policies in question shall be altered or canceled.

15. SERVICES AND UTILITIES. Lessor agrees to furnish to the premises water, sewer and electricity suitable for the intended use of the premises, heat and air conditioning necessary for the comfortable use and occupation of the premises; provided, however that the costs of all such utility usage for the premises shall be paid by Lessee. Electricity shall be separately metered or sub metered, and paid by Lessee. Lessee shall provide and pay for its own janitorial service and any other services related or provided to the leased Premises.

         Lessee shall not be entitled to any abatement or reduction of rent by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other similar cause, beyond the reasonable control of Lessor; provided, should Lessor fail to furnish such services for a continuous period of time in excess of ten (10) days unless the result of causes beyond Lessor's reasonable control, Lessee shall, as of the eleventh (11th) day have the right to reduce its rental by reason of such failure to supply services.

16. MAINTENANCE. Lessee shall be responsible for the following maintenance expenses: Exterior Walls, Interior Walls, Interior Decorating, Exterior Painting, Yard and Property Maintenance, Heating and Air Conditioning Equipment, Electrical Equipment, Minor (any expense not exceeding $1,000) Plumbing Repairs, Light Globes and Tubes, Glass Breakage, Trash Removal, Snow Removal and Janitor. Lessor shall be responsible for the following expenses: Roof, Structural Repair and Major (Any expense exceeding $1,000) Plumbing Equipment.

17. PERSONAL PROPERTY TAXES. Lessee agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all equipment, furniture, fixtures and other personal property located in the premises; except that which may be owned by Lessor.

18. HOLDING OVER. If, with Lessor's consent, Lessee holds possession of the premises after the term of this Amended and Restated Lease, Lessee shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to 105% of the then prevailing rental paid by Lessee at the expiration of the term of this Amended and Restated Lease pursuant to all of the provisions of Paragraphs 4 and 6 hereof payable in advance on or upon the first day of each month, and Lessee shall continue in possession until such tenancy shall be terminated by Lessor, or until Lessee shall have given to Lessor a written notice at least one month prior to the date of termination of such monthly tenancy of his intention to terminate such tenancy.

19. ENTRY BY LESSOR. Lessor reserves and shall at any and all times have the right to enter the premises to inspect the same, to supply any service to be provided by Lessor to Lessee hereunder, and submit said premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the premises and any portion of the building where reasonably required by the character of the work to be performed, always provided the entrance to the premises shall not be blocked thereby, and further providing that the business of Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages for any injury or inconvenience to or

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interference with Lessee's business, any loss of occupancy or quiet enjoyment of the premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the premises, excluding Lessee's vaults and safes, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the premises, and any entry to the premises obtained by Lessor by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the premises or an eviction of Lessee from the premises or any portion thereof.

20. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Amended and Restated Lease by Lessee:

         (i) Any failure by Lessee to pay the rental or to make any other payments required to be made by Lessee hereunder (where such failure continues for fifteen (15) days after written notice thereof by Lessor to Lessee).

         (ii) the abandonment or vacation of the premises by Lessee.

         (iii) A failure by Lessee to observe and perform any other provision of this Amended and Restated Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion.

         In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Amended and Restated Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Amended and Restated Lease, then Lessor may recover from Lessee:

         (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proved could have been reasonably avoided; plus

         (iii) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligation under this Amended and Restated Lease or which in the ordinary course of things would be likely to result therefrom, and (iv) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "Rent" as used herein, shall be deemed to be and to mean the rental, rental adjustment payments and all other sums required to be paid by Lessee pursuant to the terms of this Amended and Restated Lease.

         As used in subparagraphs (i) and (ii) above, the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in paragraph (iii) above, the worth at the time of award is computed by discounting such amount at the discount rate of the Federal Reserve Bank at the time of award plus one percent (1%).

         In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Amended and Restated Lease, to re-enter

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the  premises  and remove all  persons  and  property  from the  premises;  such property may be removed and stores in a public warehouse or elsewhere at the cost of and for the account of Lessee.

         In the event of the vacation or abandonment of the premises by Lessee, or in the event that Lessor shall elect to re-enter as provided above or shall take possession of the premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Amended and Restated Lease as provided above, then Lessor may from time to time, without terminating this Amended and Restated Lease, either recover all rental as it becomes due or relet the premises or any part thereof for such term or terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the premises.

         In the event that Lessor shall elect to so relet, then rental received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting in or making such alterations and repairs not covered by the rentals received from such reletting.

         No re-entry or taking possession of the premises by Lessor pursuant to this Paragraph 19 shall be construed as an election to terminate this Amended and Restated Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Amended and Restated Lease for any such default.

21. RECONSTRUCTION. In the event the premises or the building of which the premises are a part are damaged by fire or other perils covered by extended coverage insurance, Lessor agrees to forthwith repair the same; and this Amended and Restated Lease shall remain in full force and effect, unless otherwise terminated in accordance with this Article, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the premises. Provided, however, if the damage or destruction renders the premises or the common areas of the building providing access to the premises unusable, Lessee may terminate this Amended and Restated Lease effective as of the date of the damage and destruction by giving notice thereof in writing to Lessor unless Lessor shall, after receipt of the notice, immediately take all necessary emergency action so that the premises can be utilized for Lessee's normal business use with a minimum of disruption and thereafter Lessor, within seven
(7) days of the date of Lessee's notice is given, commences removal of the debris and the restoration of the premises. If notwithstanding such damage or destruction, the building in which the premises is located remains open for business with the public, Lessor's restoration and repair shall be completed as soon as reasonably feasible and in no event later than one hundred twenty (120) days after such damage and destruction. If the premises and/or the building are so damaged or destroyed that it will not be open to the public or usable by Lessee for a period in excess of one hundred twenty (120) days, Lessee shall have the right to terminate this Amended and Restated Lease by giving Lessor written notice thereof, said notice to be effective as of the date it is given.

         In the event the destruction of the premises or of the building is to an extent greater than twenty-five percent (25%) of the then full replacement value, then Lessor shall have the option either: (1) to repair or restore such damage, this Amended and Restated Lease continuing in full force and effect; provided, Lessee has not terminated this Amended and Restated Lease in
accordance   with  the   provisions  of  this  Article,   but  the  rent  to  be


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

proportionately reduced as provided above in the paragraph; or (2) give notice to Lessee at any time within thirty (30) days after such damage, terminating this Amended and Restated Lease as of the date of such notice. In the event of giving such notice, this Amended and Restated Lease shall expire and all interest to the Amended and Restated Lease in the premises shall terminate on the date so specified in such notice and the rent, reduced by any proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by Lessee in the premises, shall be paid up to date of such termination.

         Notwithstanding anything to the contrary contained in this Paragraph, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the premises when the damage resulting from any casualty covered under this Paragraph occurs during he last twelve (12) months of the term of this Amended and Restated Lease or any extension thereof.

         Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacement of any panels, decoration, office fixtures, railing, ceiling, floor covering partitions, or any other property installed in the premises by Lessee.

22. EMINENT DOMAIN. If all or any part of the premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Amended and Restated Lease, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Amended and Restated Lease. If a part of the premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Amended and Restated Lease, the rental thereafter to be paid shall be equitably reduced. Before Lessee may terminate this Amended and Restated Lease by reason of taking or appropriation as above provided, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Lessee's use of the premises for a period in excess of sixty (60) days. If any part of the building other than the premises shall be so taken or appropriated, Lessor shall have the right, at its option, to terminate this Amended and Restated Lease and shall be entitled to the entire award, as above provided.

23. PLATS AND RIDERS. Clauses, plats, addenda, exhibits, riders and rules and regulations, if any, signed or initialed by Lessor and Lessee and endorsed on or affixed to this Amended and Restated Lease are a part hereof.

24. SALE BY LESSOR. In the event of a sale or conveyance by Lessor of the building containing the premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Amended and Restated Lease. This Amended and Restated Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

25. ATTORNEY'S FEES. In the event of any action or proceeding brought by either party against the other under this Amended and Restated Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding in such amount as the Court may adjudge reasonable as attorney's fees.

26. SURRENDER OF PREMISES. The voluntary or other surrender of this Amended and Restated Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall at the option of the Lessor, terminate all or any existing sublease or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

27. WAIVER. The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall

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


not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Amended and Restated Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

28. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by the Lessor to the Lessee shall be sent by United States certified or registered mail, postage prepaid, addressed to the Lessee as follows, or to such other place as the Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to the Lessor shall be send by United States certified or registered mail, postage prepaid, addressed to the Lessor as follows, or to such other person or place as the Lessor may from time to time designate in a notice to the Lessee.

Lessor's Address:                          Lessee's Address:

Robb Reinhold                              SOS Staffing Services, Inc.
8627 South Harvard Park Drive              1415 South Main Street
Sandy, UT 84094                            Salt Lake City, UT 84115
                                           Attn:  Legal Department

         Whenever this Amended and Restated Lease required Lessee to obtain consent from Lessor prior to acting, such consent shall be obtained from Robb Reinhold 801-898-3953 or Reed Reinhold 801-859-8655.

29. DEFINED TERMS AND MARGIN HEADINGS. The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee the obligations hereunder imposed upon Lessee shall be joint and several. The margin heading and titles to the paragraphs of the Amended and Restated Lease are not a part of this Amended and Restated Lease and shall have no effect upon the construction or interpretation of any part hereof.

30. TIME. Time is of the essence of this Amended and Restated Lease and each and all of its provisions.

31. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

32. FORCE MAJEURE. Except for purpose of rental, Lessor and Lessee shall be excused from the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond the respective control of each including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, weather, inability to obtain any material or services, or acts of God.

33. SUBORDINATION, ATTORNMENT. This Amended and Restated Lease, at Lessor's option, shall be subordinate to the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the demised premises are a part, and to any and all advances made on the security thereof, and thereof; provided, however, that as to the lien of any such deed of trust or mortgage Lessee's right to quiet possession of the premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay rent and observe to perform all of the provisions of this Amended and Restated Lease, unless this Amended and Restated Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Amended and Restated Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall have written notice of Lessee, this Amended and Restated Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Amended and Restated Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the demised premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Amended and Restated Lease.

33. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Lessee and Lessor hereby mutually waive the respective rights of recovery against each other for any loss insured by liability, fire, extended coverage and other property insurance policies existing for the benefit of the respective party. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

34. COMPLIANCE WITH THE LAW. Lessee agrees to comply and conform with all municipal, state and federal laws and statutes that are in effect concerning hazardous waste, toxic substances, and chemical substances. Lessee agrees to indemnify Lessor and hold Lessor free and harmless from any liability and cost caused by Lessee's maintenance of hazardous waste and other toxic substances on our about the premises. Lessee shall have the obligation to store and dispose of such waste at Lessee's expense.

35. CONFIRMATION LEASE COMPLIANCE. Lessor agrees that Lessee has complied with all terms and conditions of the Lease first referenced above and that except as set forth in this Amended and Restated Lease, there are no obligations remaining under the Lease. Lessee agrees that Lessor has complied with all terms and conditions of the Lease and that except as set forth in this Amended and Restated Lease, there are no obligations remaining under the Lease.

IN WITNESS WHEREOF Lessor and Lessee have executed this Amended and Restated Lease the day acknowledged below.

Lessor:                                              Lessee:
Robb Reinhold, Reed Reinhold,                        SOS Staffing Services, Inc.
and Rena Qualls, d/b/a SOS Properties


By:                                                      By:
   ---------------------------------------------             -------------------
         Robb Reinhold

Its:     Managing Member                                 Its:
    --------------------------------------------             -------------------

Date:                                                    Date:
     -------------------------------------------             -------------------

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